The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-5	60935FAT7	7.17000%	17,989,000.00	4,201,816.68	25,105.85	1,425,693.87	0.00	1,450,799.72	2,776,122.81
Factors per Thousand					1.39562232	79.25364778		80.64927011	154.32335372

B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222

M-1	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62	0.00	0.00	75,995.62	12,543,981.79
Factors per Thousand					3.37758311	0.00000000		3.37758311	557.51030178

M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211

Pool I			200,000,000.00	34,864,883.29	219,946.40	1,425,693.87	0.00	1,645,640.27	33,439,189.42
Totals					1.09973200	7.12846935		8.22820135	167.19594710

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand

Totals			200,000,000.00	34,864,883.29	219,946.40	1,425,693.87	0.00	1,645,640.27	33,439,189.42

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03

Certificate Information

		Current Interest	Carry Forward
		Requirement	Amount

	A-1	0.00	0.00
	A-2	0.00	0.00
	A-3	0.00	0.00
	A-4	0.00	0.00
	A-5	25,105.85	0.00
	B	52,684.72	0.00
	M-1	75,995.62	0.00
	M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03

Schedule of Remittance

Aggregate Amount Received	1,827,302.60
Monthly Advance (incl. Comp Int.)	0.00
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	(20,836.79)
(Servicer Fee)	(8,934.86)
(Contingency Fee)	(8,934.86)
(Late Charges)	(9,015.43)
(Escrow)	(12,746.29)

(60,468.23)
Available Remittance Amount	1,766,834.37

EXHIBIT O	Outstanding Balance	39,460,300.68
	# Accounts	1,940

Fees

Contingency Fee	8,934.86
Expense Account	1,162.16
FHA Premium Amount	1,282.05
Servicer Fee	8,934.86

Prior Three Months	Weighted Average	Mortgage Interest Rates
12/02	1/03	2/03

13.758%	13.740%	13.747%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	226	4,034,849.37	10.23%
Delinquent 30-59 Days	61	940,002.91	2.38%
Delinquent 60-89 Days	25	510,450.64	1.29%
Delinquent 90 and over	25	457,040.40	1.16%
Loans in Foreclosure	13	330,218.77	0.84%
REO Property	3	165,694.02	0.42%

Totals	353	6,438,256.11	16.32%

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03

Collateral Information

Accelerated Principal Distribution	110,641.77
Adjusted Mortgage Interest Rate	12.207
Aggregate Beginning Principal Balance of Loans	40,885,994.55
Aggregate Ending Principal Balance of Loans	39,460,300.68
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct	1,282.05
Available Maximum Suboridination Amount	7,604,173.00
Compensating Interest	188.00
Curtailments	43,347.06
Excess and Monthly Payments	183,666.04
FHA Claims Filed	0.00
FHA Claims Paid	0.00
FHA Claims Pending	14,706.89
FHA Payments Denied	0.00
FHA and Related Payments Received	0.00
GP Remittance Amount Payable	0.00
Interest Received	490,053.82
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)	0.00
section 4.04 (c)	0.00
section 4.04 (d)ii	0.00
section 4.04 (e)	0.00
section 4.04 (f)I	17,869.72
Payment of Certificate Remittance Amount (Owner Trustee)	118,749.87

Principal Prepayments (Number / Amount)	67	1,060,787.79
Realized Losses (Current / Cumulative)	137,892.98	29,785,463.69
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.747%
WAM		173.295
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.627%

Trigger Event Calculation

1.	(i) Exceeds 50% of (ii)	No
	(i) Sixty-day Delinquency Ratio		3.71%
	(ii) Senior Enhancement Percentage		92.96%
2. Both(a) and (b) occur		Yes
	(a) Either (x) or (y) occur		Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		3.11%
	(y) The Cumulative Realized Losses exceeds $28,200,000		29,785,463.69
	and (b) either (x) or (y)		Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		3.11%
	(y) The Cumulative Realized Losses exceed $9,400,000		29,785,463.69
If 1) or 2) is “YES” then trigger event is in effect		Yes

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372